Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Xtant Medical Holdings, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2018, with respect to the consolidated financial statements of Xtant Medical Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission.

/s/ EKS&H LLLP

Denver, Colorado

August 3, 2018